UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 22, 2019

ACTIVISION BLIZZARD, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15839	95-4803544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Ocean Park Boulevard, Santa Monica, CA	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 255-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	ATVI	The Nasdaq Global Select Market

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On May 22, 2019, Riccardo Zacconi, the chief executive officer of King Digital Limited (“King”), a subsidiary of Activision Blizzard, Inc. (the “Company”), entered into an agreement with the Company pursuant to which, on July 1, 2019, Mr. Zacconi will transition from serving as the chief executive officer of King to King’s chairman (the “Zacconi Chairman Agreement”).  A copy of the Zacconi Chairman Agreement is attached as an exhibit hereto and is incorporated herein by reference.  The description of the Zacconi Chairman Agreement provided below does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement.

While Mr. Zacconi continues as King’s chief executive officer, his employment will continue to be governed by the terms of his service agreement, dated November 2, 2015, which was filed as Exhibit 10.4 to the Company’s Form 10-Q for the quarter ended March 31, 2017, except that the percentage of the profit sharing pool created pursuant to the King Profit Sharing Plan, if any, to which he is entitled for that period will be 3%.

After July 1, 2019, when Mr. Zacconi serves as King’s chairman, his employment will be governed by the terms of the Zacconi Chairman Agreement.  The term of Mr. Zacconi’s employment under the Zacconi Chairman Agreement will continue until either party gives the other six months’ prior notice (such notice not to be given by either before January 1, 2020).  As chairman, Mr. Zacconi will provide guidance to the management of the Company and King and, in connection with the discharge of those duties, will be expected to work up to two full days per month.

Pursuant to the Zacconi Chairman Agreement, Mr. Zacconi will receive a base salary of £100,000 per year and be eligible to receive 1% percent of the profit sharing pool created pursuant to the King Profit Sharing Plan, if any, for any complete financial year.

The Zacconi Employment Agreement places certain limited restrictions on Mr. Zacconi’s ability to compete with the Company and its subsidiaries or to solicit the employment of certain of their employees.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

10.1	Employment Agreement, dated May 22, 2019, between Activision Blizzard, Inc. and Riccardo Zacconi.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2019	ACTIVISION BLIZZARD, INC.

	By:	/s/ Chris B. Walther
Chris B. Walther
Chief Legal Officer